Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-59312 of Sky Financial Group, Inc. on Form S-8 of our report dated May 17, 2004, appearing in this Annual Report on Form 11-K of the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Cleveland, Ohio
June 28, 2004

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